Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

January 5, 2016

Team, Inc.

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

2030 Donahue Ferry Road

Ladies and Gentlemen:

We have served as counsel to Team, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4, Registration No. 333-208756 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance of up to 8,380,820 shares (the “Shares”) of common stock, par value $0.30 per share (the “Common Stock”), of the Company pursuant to an Agreement and Plan of Merger dated as of November 1, 2015 (the “Merger Agreement”) among the Company, Furmanite Corporation, a Delaware corporation (“Furmanite”), and TFA, Inc., a Delaware corporation (“Merger Sub”) which provides for the merger (the “Merger”) of Merger Sub with and into Furmanite with Furmanite continuing as the surviving corporation and wholly owned subsidiary of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions expressed herein, we have reviewed such matters of law and examined original, or copies certified or otherwise identified, of the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, resolutions of the Board of Directors of the Company adopted on October 30, 2015, the Merger Agreement and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions expressed herein. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of the Company.

Atlanta | Austin | Boston | Chicago | Dallas | Hartford | Hong Kong | Houston | Istanbul | London | Los Angeles | Miami | Morristown | New Orleans

New York | Orange County | Providence | Sacramento | San Francisco | Stamford | Tokyo | Washington DC | West Palm Beach

January 5, 2016

In rendering the opinions set forth below, we have also assumed that (i) prior to the issuance of any of the Shares pursuant to the terms of the Merger Agreement, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (ii) if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing such Shares credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Based upon the foregoing, and subject to all the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the Company’s part and, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America, and we are expressing no opinion as to the effect of the laws of other jurisdictions. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ LOCKE LORD LLP

LOCKE LORD LLP